                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): MAY 13 , 2003



                         HALLWOOD REALTY PARTNERS, L.P.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             DELAWARE                     1-10643                 75-2313955
--------------------------------------------------------------------------------
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
incorporation or organization)                               Identification No.)


                        3710 RAWLINS
                         SUITE 1500
                        DALLAS, TEXAS                     75219
--------------------------------------------------------------------------------
           (Address of principal executive offices)     (Zip Code)





Registrant's telephone number, including area code:  (214) 528-5588




--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.       OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On May 13, 2003, the board of directors of Hallwood Realty, LLC, the general partner of the registrant, expanded the board size by one and appointed Hamilton P. Schrauff as an outside director, effective immediately. The increase in board size and the appointment of Mr. Schrauff were both approved by a unanimous vote of the members of the board of directors of Hallwood Realty, LLC.

         Since 1997 Mr. Schrauff has served as an independent consultant and interim chief financial officer for several entities, including Omega Oil Company, Inc., Calgary, Alberta; The Omni Group, Inc., Dallas, Texas; and Burns Controls, Dallas, Texas; and through Tatum CFO Partners in Dallas, Texas. Mr. Schrauff also served as a director of Hallwood Energy Corporation, a company formerly affiliated with the registrant, from June 1999 until its sale in May 2001. Mr. Schrauff is a Certified Public Accountant and Certified Financial Planner. He is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the Financial Executives Institute.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: May 16, 2003                     Hallwood Realty Partners, L.P.

                                       By:  Hallwood Realty, L.L.C.
                                            General Partner


                                            By:    /s/ Jeffrey D. Gent
                                                   -----------------------------
                                            Name:  Jeffrey D. Gent
                                                   -----------------------------
                                            Title:  Vice President - Finance
                                                    (Principal Financial and
                                                    Accounting Officer)